Exhibit 32
CERTIFICATION
Pursuant to 18 United States Code § 1350
     The undersigned hereby certifies that the Annual Report on Form 10-K for the fiscal year ended December 31, 2010 of Sensient Technologies Corporation (the “Company”), as supplemented by this Form 10-K/A, filed with the Securities and Exchange Commission on the date hereof fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Kenneth P. Manning
Name:	Kenneth P. Manning
Title:	Chairman & Chief Executive Officer
Date:	March 3, 2011

A signed original of this written statement required by Section 906 has been provided to Sensient Technologies Corporation and will be retained by Sensient Technologies Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

Exhibit 32
CERTIFICATION
Pursuant to 18 United States Code § 1350
     The undersigned hereby certifies that the Annual Report on Form 10-K for the fiscal year ended December 31, 2010 of Sensient Technologies Corporation (the “Company”), as supplemented by this Form 10-K/A, filed with the Securities and Exchange Commission on the date hereof fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Richard F. Hobbs
Name:	Richard F. Hobbs
Title:	Senior Vice President and Chief Financial Officer
Date:	March 3, 2011

A signed original of this written statement required by Section 906 has been provided to Sensient Technologies Corporation and will be retained by Sensient Technologies Corporation and furnished to the Securities and Exchange Commission or its staff upon request.